Exhibit 5.2

601 Lexington Avenue New York, New York 10022
(212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

August 9, 2024

Huntsman International LLC
10003 Woodloch Forest Drive
The Woodlands, Texas 77380

Re:	Huntsman International LLC Registration Statement on Form S-3ASR

We are issuing this opinion in our capacity as special counsel to Huntsman International LLC (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-3ASR to be filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2024 (the “Registration Statement”) of debt securities, which may be either senior or subordinated (collectively the “Debt Securities”), and which may be issued by the Company either together or separately in connection with an offering or offerings from time to time pursuant to the Registration Statement and will be offered on terms set forth in the Registration Statement and in the prospectus contained in the Registration Statement (the “Prospectus”) and in amounts, at prices and on other terms to be determined by the Company at the time of offering and to be set forth in an amendment or amendments to the Registration Statement and the Prospectus and in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

The Debt Securities will be issued under an Indenture, the form of which is filed as an exhibit to the Registration Statement (such Indenture, as amended or supplemented from time to time, the “Indenture”), between the Company and a trustee to be named therein. The Indenture will be executed prior to the offering of any Debt Securities. The executed Indenture will be filed prior to the issuance of such Debt Securities in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company.

For purposes of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Debt Securities and (iii) the Registration Statement and the exhibits thereto.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Subject to the assumptions, qualifications and limitations identified in this letter, we advise you that in our opinion Debt Securities of each series, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms, when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken by the Company to authorize (a) the form, terms, execution and delivery of any necessary supplemental indenture or amendment to the Indenture (and the Indenture and any such supplemental indenture or amendment shall have been duly executed and delivered by the Company and the trustee thereunder) and (b) the form and terms of such series of Debt Securities, (iii) such series of Debt Securities shall have been issued in the form and containing the terms described in the Registration Statement, any applicable Prospectus Supplements, the Indenture and such corporate action, (iv) a Prospectus Supplement or Prospectus Supplements with respect to such series of Debt Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (v) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (vi) Debt Securities of such series shall have been duly executed and authenticated as provided in the Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable purchase or underwriting agreement with respect to the offered Debt Securities.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York and the Delaware Limited Liability Company Act (under which the Company is formed).

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the Delaware Limited Liability Company Act. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

For purposes of rendering our opinions expressed above, we have assumed that (i) the Registration Statement remains effective during the offer and sale of the particular Debt Securities, (ii) the terms of the Indenture, as executed or as thereafter amended, and any supplemental indenture to the Indenture, are consistent with the description of the terms of such indenture set forth in the Registration Statement and in any Prospectus Supplement and (iii) at the time of the issuance, sale and delivery of each such Debt Security (x) the authorization of such Debt Security by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Debt Security and (y) the issuance, sale and delivery of such Debt Security, the terms of such Debt Security and compliance by the Company with the terms of such Debt Security will not violate any applicable law, any agreement or instrument then binding upon the Company (including, but not limited to, any purchase or underwriting agreement with respect to the offered Debt Securities and any supplemental indenture to the Indenture) or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Debt Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or Delaware Limited Liability Company Act be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Opinion” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP

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